Exhibit 4.77

NORD/LB

MONTE CARLO SEVEN SHIPPING COMPANY LIMITED Trus Company Complex Ajeltake Road 96960 Majuro Marshall Islands	March 29, 2017

OTC Confirmations Phone: +49-511-361-5246 Fax: +49-511-361-4429 Person responsible: Tobias Thies
Email   : atsirikos@topships.org
Confirmation of an Interest Rate Swap Transaction

(Our Ref,: IRD/IRS/9439572/HAN
UTI: EO2DSNHHQ2B9X5N6OUJ1236IRDIRS9397337HAN)

Your Trader
Trade Date

Effective Date
Termination Date
Notional Amount

Fixed Rate Payer
Fixed Rate

Floating Rate Payer
Floating Rate
+/- Spread

Payments to
MONTE CARLO SEVEN SHIPPING COMPANY LIMITED
- in USD

Payments to
NORDDEUTSCHE LANDESBANK GIROZENTRALE
- in USD
: : : : : : : : : : : :
TSIRIKOS
March 29, 2017
(time of trade : 09:38 am Hannover time)
May 17, 2017
May 17, 2023
USD 21,139,200.00

MONTE CARLO SEVEN SHIPPING COMPANY LIMITED
2.19000%

NORDDEUTSCHE LANDESBANK GIROZENTRALE
3-Month(s)-USD-LIBOR-BBA
none

PLEASE ADVISE

JP MORGAN CHASE BANK, NEW YORK
A/C 0011337268
SWIFT CHASUS33

Other Provisions
- The Notional/Currency Amount (as applicable) is subject to amortization and/or increase.  Please see fully detailed confirmation for full particulars.

This transaction is subject to a 1992 ISDA Master Agreement. In the event that the parties have not yet entered into such agreement the parties hereto agree to negotiate in good faith and enter into an agreement in form of the 1992 ISDA Master Agreement.  Please contact us immediately should the particulars of this confirmation not be in accordance with your understanding.

This confirmation does not supersede the fully detailed confirmation of the Calculation Agent.

IRD/IRS/9439572/HAN Norddeutsche Landesbank Girozentrale Finanzgrupp	Friedrichswall 10,30159 Hannover Postanschrift: 30151 Hannover Telefon (0511) 361-0, Telex 921 620 gzh d Telefax (0511) 361-2502, www.nordlb,de	S.W.I.F.T. NOLADE2H, BLZ 250 500 00 Anstalt öffentlichen Rechts mit Sitz in Hannover, Braunschweig, Magdeburg - Handelsregister: AG Hannover HRA 26247, AG Braunschweig HRA 10261, AG Stendal HRA 22150

NORD/LB

MONTE CARLO SEVEN SHIPPING COMPANY LIMITED Vassilissis Sofias Street 1 15124 Maroussi-Athens Greece	OTC Confirmations Tobias Thies Georgsplatz 1 D-30159 Hannover Germany Phone: +49-511-361-5246 Fax: +49-511-361-4429

Attention: atsirikos@topships.org	Our Reference: IRD/IRS/9439572/HAN UTI: E02DSNHHQ2B9X5N60OUJ12361RDIRS9397337HAN Your Reference: March 29, 2017

Interest Rate Swap
Dear Sirs,

The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Transaction").

This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1.  This Confirmation supplements, forms part of, and is subject to, the 2002 ISDA Master Agreement dated as of May 19, 2016, as amended and supplemented from time to time (the "Agreement"), between you and us.
All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2.  The terms of the Transaction to which this Confirmation relates are as follows:

Trade Date : Effective Date :	March 29, 2017 (time of trade : 09:38 am Hannover time) May 17, 2017

IRD/IRS/9439572/HAN Norddeutsche Landesbank Girozentrale Finanzgrupp	Friedrichswall 10, 30159 Hannover Postanschrift: 30151 Hannover Telefon (0511) 361-0, Telex 921 620 gzh d Telefax (0511) 361-2502, www.nordlb.de	S.W.I.F.T. NOLADE2H, BLZ 250 500 00 Anstalt öffentlichen Rechts mit Sitz in Hannover, Braunschweig, Magdeburg - Handelsregister: AG Hannover HRA 26247, AG Braunschweig HRA 10261, AG Stendal HRA 22150

NORD/LB

Termination Date :	May 17, 2023 , subject to adjustment in accordance with the Modified Following Business Day Convention.

FIXED AMOUNTS

Fixed Rate Payer :	MONTE CARLO SEVEN SHIPPING COMPANY LIMITED

Fixed Rate Payer Notional Amount :	USD 21,139,200.00, subject to change as set forth under "Fixed Rate Payer Payment Dates".

Fixed Rate :	2.190000%

Fixed Rate Day Count Fraction :	ACT/360

Fixed Rate Payer Payment Dates :	Fixed Rate Payer Payment Dates are subject to adjustment in accordance with the following convention:

Modified Following Business Day

Payment Date	Change in Calculation Amount in USD
August 17, 2017	-511,450.00
November 17, 2017	-511,450.00
February 17, 2018	-511,450.00
May 17, 2018	-511,450.00
August 17, 2018	-511,450.00
November 17, 2018	-511,450.00
February 17, 2019	-511,450.00
May 17, 2019	-511,450.00
August 17, 2019	-473,000.00
November 17, 2019	-473,000.00
February 17, 2020	-473,000.00
May 17, 2020	-473,000.00
August 17, 2020	-473,000.00
November 17, 2020	-473,000.00
February 17, 2021	-473,000.00
May 17, 2021	-473,000.00
August 17, 2021	-473,000.00
November 17, 2021	-473,000.00
February 17, 2022	-473,000.00

IRD/IRS/9439572/HAN Norddeutsche Landesbank Girozentrale Finanzgrupp	Friedrichswall 10, 30159 Hannover Postanschrift: 30151 Hannover Telefon (0511) 361-0, Telex 921 620 gzh d Telefax (0511) 361-2502, www.nordlb.de	S.W.I.F.T. NOLADE2H, BLZ 250 500 00 Anstalt öffentlichen Rechts mit Sitz in Hannover, Braunschweig, Magdeburg - Handelsregister: AG Hannover HRA 26247, AG Braunschweig HRA 10261, AG Stendal HRA 22150

NORD/LB

May 17, 2022	-473,000.00
August 17, 2022	-473,000.00
November 17, 2022	-473,000.00
February 17, 2023	-473,000.00
May 17, 2023	----

Business Days :	Athens, Frankfurt, Hannover, London, New York

FLOATING AMOUNTS

Floating Rate Payer :	NORDDEUTSCHE LANDESBANK GIROZENTRALE

Floating Rate Payer Notional Amount :	USD 21,139,200.00, subject to change as set forth under "Floating Rate Payer Payment Dates".

Floating Rate Option :	USD-LIBOR-BBA

Designated Maturity :	3 month(s)

Spread :	None

Floating Rate Day Count Fraction :	ACT/360

1st Floating Period :	May 17, 2017 - August 17, 2017 ( 92 days)

1st Floating Rate :	Next fixing date on May 15, 2017.

1st Floating Rate Interest Amount :	Next fixing date on May 15, 2017.

Reset Dates :	The first day of each Calculation Period.

Floating Rate Payer Payment Dates :	Floating Rate Payer Payment Dates are subject to adjustment in accordance with the following convention:

Modified Following Business Day

Payment Date	Change in Calculation Amount in USD
August 17, 2017	-511,450.00
November 17, 2017	-511,450.00
February 17, 2018	-511,450.00
May 17, 2018	-511,450.00

IRD/IRS/9439572/HAN Norddeutsche Landesbank Girozentrale Finanzgrupp	Friedrichswall 10, 30159 Hannover Postanschrift: 30151 Hannover Telefon (0511) 361-0, Telex 921 620 gzh d Telefax (0511) 361-2502, www.nordlb.de	S.W.I.F.T. NOLADE2H, BLZ 250 500 00 Anstalt öffentlichen Rechts mit Sitz in Hannover, Braunschweig, Magdeburg - Handelsregister: AG Hannover HRA 26247, AG Braunschweig HRA 10261, AG Stendal HRA 22150

NORD/LB

August 17, 2018	-511,450.00
November 17, 2018	-511,450.00
February 17, 2019	-511,450.00
May 17, 2019	-511,450.00
August 17, 2019	-473,000.00
November 17, 2019	-473,000.00
February 17, 2020	-473,000.00
May 17, 2020	-473,000.00
August 17, 2020	-473,000.00
November 17, 2020	-473,000.00
February 17, 2021	-473,000.00
May 17, 2021	-473,000.00
August 17, 2021	-473,000.00
November 17, 2021	-473,000.00
February 17, 2022	-473,000.00
May 17, 2022	-473,000.00
August 17, 2022	-473,000.00
November 17, 2022	-473,000.00
February 17, 2023	-473,000.00
May 17, 2023	----

Business Days :	Athens, Frankfurt, Hannover, London, New York

Calculation Agent :	NORDDEUTSCHE LANDESBANK GIROZENTRALE

ACCOUNT DETAILS

Your account - for payments in USD	PLEASE ADVISE

Our account - for payments in USD	JP MORGAN CHASE BANK, NEW YORK A/C 0011337268 SWIFT CHASUS33

IRD/IRS/9439572/HAN Norddeutsche Landesbank Girozentrale Finanzgrupp	Friedrichswall 10, 30159 Hannover Postanschrift: 30151 Hannover Telefon (0511) 361-0, Telex 921 620 gzh d Telefax (0511) 361-2502, www.nordlb.de	S.W.I.F.T. NOLADE2H, BLZ 250 500 00 Anstalt öffentlichen Rechts mit Sitz in Hannover, Braunschweig, Magdeburg - Handelsregister: AG Hannover HRA 26247, AG Braunschweig HRA 10261, AG Stendal HRA 22150

NORD/LB

OFFICES
(a)  The Office of NORDDEUTSCHE LANDESBANK GIROZENTRALE for this Transaction is
HANNOVER.
(b)  The Office of MONTE CARLO SEVEN SHIPPING COMPANY LIMITED for this Transaction is MAJURO, MARSHALL ISLANDS.
OTHER PROVISIONS
none.
We would like to inform you that due to the EMIR (European Market Infrastructure Regulation) regulatory requirements, contracting parties are obliged to comply with very short confirmation deadlines. Thus, transactions among Financial Counterparties are to be signed by all parties 1 business day after Trade Date and transactions under participation of at least one Non-Financial Counterparty within 2 business days after Trade Date. In order to observe these deadlines, we kindly ask you to return the countersigned confirmation before the expiry of these deadlines.
For a person or company registered in Germany liable for taxation:
As from 01 January 2009, NORDLB as paying agent must meet the requirement to withhold and pay "Kapitalertragsteuer (withholding tax) for derivatives where no legally specified exemption is applicable. Please bear in mind that when engaging yourself in derivative trading, this is the reason why credit and debit entries might be reduced.
Please confirm that the foregoing correctly sets forth the terms of our agreement by signing this Confirmation and returning it to us.

Yours sincerely,
Norddeutsche Landesbank Girozentrale

/s/ Grünewald	/s/ Thies
Grünewald	Thies

Confirmed as of the date first written:
MONTE CARLO SEVEN SHIPPING COMPANY LIMITED

/s/ Alexandros Tsirikos
ALEXANDROS TSIRIKOS
ATTORNEY-IN-FACT

IRD/IRS/9439572/HAN Norddeutsche Landesbank Girozentrale Finanzgrupp	Friedrichswall 10, 30159 Hannover Postanschrift: 30151 Hannover Telefon (0511) 361-0, Telex 921 620 gzh d Telefax (0511) 361-2502, www.nordlb.de	S.W.I.F.T. NOLADE2H, BLZ 250 500 00 Anstalt öffentlichen Rechts mit Sitz in Hannover, Braunschweig, Magdeburg - Handelsregister: AG Hannover HRA 26247, AG Braunschweig HRA 10261, AG Stendal HRA 22150